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                                                                    EXHIBIT - 21



                    SUBSIDIARIES OF UNITED BANKSHARES, INC.


                             United National Bank
               (subsidiary of second-tier bank holding company,
                   UBC Holding Company, Inc., a wholly-owned
                              subsidiary of UBS)


                             First Commercial Bank


                           United Venture Fund, Inc.


                         United Mortgage Company, Inc.